Exhibit 99

Sodak/IGT Merger Approved

RAPID CITY, S.D., July 8, 1999 -- In a Special Stockholders Meeting on July 7, 1999, Sodak Gaming, Inc. (Nasdaq: SODK), a company marketing gaming equipment and wide area progressive systems, shareholders voted to approve a merger agreement with International Game Technology (NYSE: IGT), a world leader in the design, development and manufacture of microprocessor-based gaming products and software systems in all jurisdictions where gaming is legal. With 87.2% of the shares voting, 99.6% voted to approve the merger and the plan.

Sodak will become a wholly-owned subsidiary under the terms of the merger agreement. As required by the agreement, Sodak is expected to divest its wholly-owned riverboat casino entertainment complex, the Miss Marquette. Under this merger agreement, each outstanding share of Sodak common stock will be converted into the right to receive $10.00 in cash.

Cautionary Notice: This release contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events which could materially affect Company performance in the future. The Company cautions that these and similar statements involve risk and uncertainties and are qualified by important factors, including competitive pressures, unfavorable changes in regulatory structures, and general risks associated with business, which could cause actual results to differ materially from those in the forward looking statement. Forward-looking statements are made in the context of information available as of the date stated. The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.